EXHIBIT (15)

AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS









   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C. 20549


   Dear Sirs:

   We are aware that Nalco Chemical Company has included our report dated October 24, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Form S-3 (Nos. 33-53111, 33-9934 and 2-97721) and Form S-8 (Nos. 33-38033, 33-38032, 33-29149, 2-97721, 2-
   97131 and 2-82642). We are also aware of our responsibilities under the Securities Act of 1933.


   Yours very truly,



   Price Waterhouse LLP



   By:           Robert R. Ross
                 Engagement Partner



   November 11, 1994
   Chicago, Illinois